Exhibit 3.1

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
NOVAN, INC.

October 16, 2023

Pursuant to Sections 242 and 303 of the Delaware General Corporation Law (the “DGCL”), Novan, Inc., a Delaware corporation (the “Corporation”), does hereby certify:

FIRST: Article FIRST of the Restated Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”) is hereby amended to read in its entirety as follows:

“FIRST: The name of the Corporation is NVN Liquidation, Inc.”

SECOND: Provision for the making of this Certificate of Amendment of the Certificate of Incorporation is contained in a decree or order of a court or judge having jurisdiction of a proceeding under the Federal Bankruptcy Code, 11 U.S.C. § 101 et seq., or any successor statute.

[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be duly executed by such authorized person as of the date first written above.

NOVAN, INC.

By: /s/ Paula Brown Stafford
Name: Paula Brown Stafford
Title: Chairman, President and Chief
Executive Officer